U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  April 30, 2008

(Date of earliest event reported):  April 15, 2008

TEMPCO, INC.

(Name of Small Business Issuer as Specified in Its Charter)

Nevada	001-10320	13-3465289
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

7625 E. Via Del Reposa

Scottsdale, AZ 85258

(Address of principal executive offices)

(480) 272-8745

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02               Recent Sale of Unregistered Securities.

On April 15, 2008, the Company closed on gross proceeds of $250,000 in a private placement through the sale of 2,500,000 shares of common stock.  The shares in the private placement were offered and sold solely to accredited investors in reliance on the exemption from registration provided by Rule 506 of Regulation D under the Securities Act of 1933, as amended.  Source Capital Group, Inc. acted as the sole placement agent in the private placement.  In connection with the private placement, the Company paid Source Capital Group (i) a cash sales commission of $25,000 (representing 10% of the gross proceeds raised in the private placement) and (ii) warrants to purchase 250,000 shares of common stock (representing 10% of the aggregate number of shares of common stock sold in the private placement), with each warrant having an exercise price of $0.12 per share, exercisable until April 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 30, 2008	TEMPCO, INC.

	By:	/s/ Stanley L. Schloz
Stanley L. Schloz, President